Exhibit 10.9

GUARANTEE AGREEMENT

dated as of

August 18, 2015

among

ORIX USA CORPORATION

and

HOULIHAN LOKEY CAPITAL (HOLDINGS) LTD.

GUARANTEE AGREEMENT dated as of August 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), between ORIX USA Corporation, a Delaware corporation (“ORIX”), and Houlihan Lokey Capital (Holdings) Ltd., a UK private limited Company (“HL UK”).

Reference is made to the Cash Management Agreement entered into on August 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Cash Management Agreement”), by and between HL UK and ORIX Global Capital, Ltd., a UK private limited company  (“OGC”).

HL UK has agreed to make advances to OGC pursuant to, and upon the terms and conditions specified in, the Cash Management Agreement.  The obligations of the HL UK to make advances to OGC are conditioned upon, among other things, the execution and delivery of this Agreement by ORIX.  ORIX is an affiliate of OGC, will derive substantial benefits from the making of advances to OGC pursuant to the Cash Management Agreement and is willing to execute and deliver this Agreement in order to induce HL UK to extend such credit.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Definitions.

(a)        Terms Defined in Cash Management Agreement.  Terms defined in the Cash Management Agreement and not otherwise defined in subsection (b) of this Section 1 have, as used herein, the respective meanings provided for therein.

(b)        Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Cash Management Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantee” means, with respect to ORIX, its guarantee of the Guaranteed Obligations under Section 2.

“Guaranteed Obligations” means the Obligations.

SECTION 2.  Guarantee by ORIX.

(a)        Guarantees.  ORIX absolutely and unconditionally guarantees as a guarantee of payment and performance and not merely as a guarantee of collection, payment and performance of all Guaranteed Obligation (whether at stated maturity, upon acceleration or otherwise).

(b)        Guarantees Unconditional.  Except as otherwise expressly provided herein, the obligations of ORIX under its Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)            any extension, renewal, settlement, compromise, waiver, discharge or release in respect of any Obligation, by operation of law or otherwise;

(ii)           any discharge, release, impairment, non-perfection or invalidity of any future direct or indirect security for any Obligation;

(iii)          any change in the corporate existence, structure or ownership of ORIX, OGC, or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any ORIX, OGC, or any other Person or any of their assets or any resulting release or discharge of any Guaranteed Obligation hereunder;

(iv)          the existence of any claim, set-off or other right that ORG or ORIX may have at any time against HL UK; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)           any invalidity or unenforceability relating to or against ORIX, OGC or any other Person for any reason hereunder, or any provision of applicable law or regulation purporting to prohibit the payment of any Guaranteed Obligation by ORIX, OGC or any other Person;

(vi)          any other act or omission to act or delay of any kind by ORIX, OGC, HL UK or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vi), constitute a legal or equitable discharge of or defense to any obligation of ORIX hereunder.

(c)        Termination.  This Agreement is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Agreement are indefeasibly paid and performed in full and any commitments of HL UK with respect to the Guaranteed Obligations are terminated (in each case, other than contingent indemnification, cost, expense and expense reimbursement obligations as to which no claim has been been asserted).  If at any time any payment of a Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of ORIX or otherwise, the Agreement shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(d)        Waiver by Guarantors.  ORIX irrevocably waives acceptance hereof and of the extension or continuation of the Guaranteed Obligations or any part thereof.  ORIX further waives presentment, demand, protest and any notice not expressly provided for herein, as well as any requirement that at any time any action be taken by any Person against ORIX, OGC or any other Person.

(e)        Subrogation.  To the extent that ORIX makes a payment with respect to a Guaranteed Obligation hereunder it shall be subrogated to the rights of the payee against OGC with respect to such payment; provided that ORIX shall not exercise any right of subrogation, contribution or similar rights with respect to such payment until all Guaranteed Obligations and any other amounts payable under this Agreement are indefeasibly paid and performed in full and any commitments of HL UK with respect to the Guaranteed Obligations are terminated. If any amounts are paid to ORIX in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of HL UK and shall forthwith be paid to HL UK to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

(f)        Exhaustion of Other Remedies Not Required.  The obligations of ORIX hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  ORIX waives diligence by HL UK and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring HL UK to exhaust any right or remedy or to take any action against OGC, any other guarantor or any other person, entity or property before enforcing this Guaranty against ORIX.

(g)        Stay of Acceleration.  If acceleration of the time for payment or performance of any Guaranteed Obligation by OGC is stayed by reason of the insolvency or receivership of OGC or otherwise, all Guaranteed Obligations otherwise subject to acceleration hereunder shall nonetheless be payable ORIX forthwith on demand by HL UK.

(h)        No Setoff or Deductions; Taxes.  All payments by ORIX hereunder shall be subject to Section 6.12 of the Cash Management Agreement, it being understood that references to OGC therein shall mean ORIX for purposes of this Section 2(h).

(i)         Subordination.  ORIX hereby subordinates the payment of all obligations and indebtedness of OGC owing to ORIX, whether now existing or hereafter arising, including but not limited to any obligation of OGC to ORIX as subrogee of HL UK or resulting from ORIX’s performance under this Agreement to the indefeasible payment and performance in full of all Guaranteed Obligations; provided that (a) so long as no Event of Default (as defined in the Cash Management Agreement) has occurred and is continuing, ORIX may continue to make and accept payments on such obligations and indebtedness, and (b) upon the occurrence and during the continuation of an Event of Default, ORIX may continue to make and accept payments on such obligations and indebtedness with HL UK’s consent.  If HL UK so requests, any such obligation or indebtedness of OGC to ORIX shall be enforced and performance received by ORIX as trustee for HL UK and the proceeds thereof shall be paid over to HL UK on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of ORIX under this Guaranty.

SECTION 3.  General Representations and Warranties.  ORIX represents and warrants on the Effective Date that:

(i)            ORIX is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)           The execution and delivery of this Agreement by ORIX and the performance by it of its obligations under this Agreement are within its corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action.

(iii)          ORIX’s obligations under this Agreement are legal, valid, binding and enforceable, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

(iv)          The making and performance of this Agreement by ORIX does not and will not violate in any material respect the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent (that has not been obtained) under, any material agreement, instrument, or document to which ORIX is a party or by which ORIX or any of its property may be bound or affected

(v)           All consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Agreement by ORIX have been obtained or made and are in full force and effect.

SECTION 4.  Fees and Expenses; Indemnification.

(a)        Fees and Expenses.  ORIX will, forthwith upon demand, pay to HL UK all reasonable and documented expenses incurred by HL UK (including the reasonable and documented fees, charges and disbursements of one counsel for HL UK) in any way relating to the enforcement or protection of the HL UK’s rights under this Agreement, including any incurred in the preservation, protection or enforcement of any rights of HL UK in any case commenced by or against ORIX under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

(b)        Indemnification.  ORIX shall indemnify HL UK against, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel and consultant or other expert fees, charges and disbursements, incurred by or asserted against it arising out of, in any connection with, or as a result of this Agreement or the performance of ORIX of its obligations hereunder provided that the foregoing shall not apply to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted primarily from the gross negligence, bad faith or willful misconduct of HL UK.

SECTION 5.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 6.1 of the Cash Management Agreement, and in the case of any such notice, request or other communication to ORIX, shall be given to it in care of OGC.

SECTION 6.  No Waiver; Enforceability.  No failure by HL UK to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein.

SECTION 7  Condition of Borrower.  ORIX acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from OGC such information concerning the financial condition, business and operations of OGC as ORIX requires, and that HL UK has no duty, and ORIX are not relying on HL UK at any time, to disclose to ORIX any information relating to the business, operations or financial condition of OGC.

SECTION 8.  Successors and Assigns.  This Agreement is for the benefit of HL UK.  If all or any part of HL UK’s interest in any Obligation is assigned or otherwise transferred in accordance with the term of the Cash Management Agreement, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on ORIX and its respective successors and assigns; provided that ORIX may not assign any of its right, or delegate any of any obligations, this Agreement without the prior written consent of HL UK (and any attempted assignment without such consent shall be void).

SECTION 9.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by HL UK and ORIX.

SECTION 10.  APPLICABLE LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.

SECTION 12.  Jurisdiction; Consent to Service of Process.

(a)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of, or relating to, this Agreement and agrees that all claims in respect of any such action or proceeding shall (except as permitted below) be heard and determined in such New York State or, to the extent permitted by law, federal court.  The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement in any court referred to in paragraph (a) of this Section 12.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(c)        To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 6.1 of the Cash Management Agreement.  Each party to this Agreement hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was invalid and ineffective.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 13.  Severability.  To the extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 14.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 15.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 16. Conflicts.  Notwithstanding anything to the contrary contained herein or in any other Cash Management Documents in the event of any conflict between the provisions contained in this Agreement and the provisions contained in the Cash Management Agreement, the provision contained in the Cash Management Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOULIHAN LOKEY CAPITAL (HOLDINGS) LTD.

By:	/s/ Scott L. Beiser
	Name:	Scott L. Beiser
	Title:	Director

ORIX USA CORPORATION

By:	/s/ Paul E. Wilson
	Name:	Paul E. Wilson
	Title:	Chief Financial Officer

ORIX USA CORPORATION

By:	/s/ Noboru Kawai
	Name:	Noboru Kawai
	Title:	Executive Vice President and Treasurer